EXHIBIT 99.1

Operating Report
In The United States Bankruptcy Court
for the Northern District of Illinois
Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

Summary of Cash Receipts and Cash Disbursements

For the period July 1, 2005 - July 31, 2005

Beginning Balances:
		Unrestricted accounts	4,771,268
		Restricted accounts	2,408,119
Beginning balance in all accounts				7,179,387

Receipts:

1		Receipts from operations	5,121,157
2		Other receipts	16,186
3		Other receipts (restricted)	—

Total Receipts				5,137,343

Disbursements:

3	Net payroll:
	a	Officers	51,905
	b	Others	287,995

4	Taxes:
	a	Federal Income Tax Withholdings	86,476
	b	FICA withholdings	32,734
	c	Employer’s FICA	34,096
	d	Federal Unemployment Taxes	12
	e	State Unemployment Taxes	701
	f	State Income Tax Withholdings	19,679

5	Necessary expenses:
	a	Carriers	2,649,815
	b	Carrier 366 Prepayments	—
	c	Rent	71,169
	d	Commissions	39,544
	e	Computer Expenses	32,330
	f	Utility Expenses	13,906
	g	Employee Benefits	88,541
	h	Travel and Entertainment	57,614
	i	Reorganization Consulting fees	76,225
	j	Reorganization Legal fees	70,217
	k	Regulatory, Taxes and Insurance	179,389
	l	Other contractors	38,927
	m	Other expenses	6,892

Total Operating Cash Disbursements			3,838,167

Total Restricted Cash Disbursements/ Letter of Credit Draw			—

Total Disbursements				3,838,167

Net receipts and (disbursements)				1,299,176

Ending balances:
		Unrestricted accounts	6,070,444
		Restricted accounts	2,408,119
Ending balance in all accounts				8,478,563

		Note:
		Global Holdings had disbursements of $33,804
		Tri-Quad had disbursements of $53,840

Operating Report
In The United States Bankruptcy Court
for the Northern District of Illinois
Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period July 1, 2005 - July 31, 2005

Statement of Inventory

Beginning inventory	N/A
Add: purchases	N/A
Less: goods sold	N/A
Ending inventory	N/A

Payroll Information Statement

Gross payroll for the period	478,789
Payroll taxes due but unpaid		0

Status of Payments to Secured Creditors and Lessors

Name of Creditor/Lessor	Date regular payment is due	Amount of regular payment	Number of payments delinquent	Amount of payments delinquent
Other Rents	8/1/2004	—	10	102,881

Operating Report
In The United States Bankruptcy Court
for the Northern District of Illinois
Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period July 1, 2005 - July 31, 2005

Statement of Aged Receivables

Accounts Receivable (from 7/1/05 through 7/31/05):

Beginning of month balance	9,292,732	Note 1

Add: sales on account	4,063,664
Less: collections	(5,018,917)
Adjustments	(148,698)
End of month balance	8,188,781

	0-30 days	31-60 days	61-90 days	> 90 days	Total
Balance due	1,253,408	158,411	61,428	6,715,534	8,188,781

Statement of Accounts Payable (Post-Petition)

Accounts Payable:

Beginning of month balance	1,686,752

Add: credit extended	2,288,761
Less: payments on account	(2,996,898)
Adjustments
End of month balance	978,614

	0-30 days	31-60 days	61-90 days	> 90 days	Total
Balance due	239,965	109,953	157,275	471,421	978,615

Note 1:  Beginning balance reflects early termination fees invoiced to a single customer in the amount of $6,099,157.

Operating Report
In The United States Bankruptcy Court
for the Northern District of Illinois
Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period July 1, 2005 - July 31, 2005

Tax Questionnaire

	Yes	No
Federal Income Taxes	X
FICA withholdings	X
Employee’s withholdings	X
Employer’s withholdings	X
Employer’s FICA	X
Federal Unemployment Taxes	X
State Income Taxes	X
State Employee withholdings	X